                               AMENDMENT NO. 1 TO
                                    FORM 8-A
                           FILED ON NOVEMBER 18, 2003

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            -------------------------

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                            -------------------------


                        PROTECTIVE LIFE INSURANCE COMPANY
                    ----------------------------------------
             (Exact name of registrant as specified in its charter)


              TENNESSEE                                  63-0169720
----------------------------------------    ------------------------------------
(State of incorporation or organization)    (I.R.S. Employer Identification No.)


   PROTECTIVE LIFE INSURANCE COMPANY
        2801 HIGHWAY 280 SOUTH
          BIRMINGHAM, ALABAMA                              35223
----------------------------------------           ---------------------
(Address of principal executive offices)                 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:


                                                 Name of each exchange on which
  Title of each class to be so registered        each class is to be registered
--------------------------------------------     -------------------------------

   3.70% Secured Medium-Term Notes due              New York Stock Exchange
2008 of Protective Life Secured Trust 2003-1


       If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [x]

       If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

       Securities Act registration statement file number to which this form relates: 333-100944 (if applicable)

       Securities to be registered pursuant to Section 12(g) of the Act: None (Title of class)

Item 1.     DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

       The class of securities to be registered hereby are the 3.70% Secured Medium-Term Notes due 2008 of Protective Life Secured Trust 2003-1 (the "Notes").

       The description of the Notes is incorporated by reference to (i) the information appearing under the caption "Description of the Notes" in the registrant's prospectus, dated November 12, 2003, filed with the Securities and Exchange Commission (the "SEC") pursuant to Rule 424(b)(3) of the Securities Act of 1933, as amended (the "Act"), and (ii) the registrant's pricing supplement, dated November 17, 2003, filed with the SEC pursuant to Rule 424(b)(5) of the Act.

Item 2.     EXHIBITS.

None.

                                    SIGNATURE

       Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                      PROTECTIVE LIFE INSURANCE COMPANY
                                      (Registrant)


                                      By: /s/ Steven G. Walker
                                          --------------------------------------
                                          Name:  Steven G. Walker
                                          Title: Vice President and Controller
                                                 and Chief Accounting Officer


Date:  November 19, 2003








                                       3